POWER OF ATTORNEY
Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Dennis A. Calderon and G. Jodee Ziba, and each other individual duly authorized by Calderon Law Group, PC as an agent of Calderon Law Group, PC, principal address 4401 Eastgate Mall, San Diego, California 92121, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	if applicable, to obtain on the undersigned's behalf the necessary
Securities and Exchange Commission ("SEC") Edgar filer codes in order to enable the undersigned's Forms 3, 4 and 5 filings, and amendments thereto, to be submitted through the SEC's Edgar system;
(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or holder of 10% or more of securities issued by IntraBiotics Pharmaceuticals, Inc. (the "Company"), Forms 3, 4, and 5, and
amendments thereto, in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;
(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that this Power of Attorney does not relieve the undersigned from any liability from timely reporting to Calderon Law
Group, PC the transactions for which filings must be made or from the responsibility for making the stated filings with the Securities and Exchange
Commission.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of May 2003.


/s/ Oscar L. Tang
Oscar L. TANG

Compliance Direct
004.01	2.